                                                                   EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT


                 THIS AGREEMENT is made as of May 29, 1995, between ADCOM MAILERS, INC., a Michigan corporation ("Seller"), JOHN J. MORAD, SR. ("Morad") and LASON SYSTEMS, INC., a Delaware corporation ("Buyer").

                               R E C I T A L S :

                 The following is a recital of the facts underlying this
Agreement:

                 A. Seller is engaged in the business of sorting mass mailings by zip code through the use of electronic sorting devices (the "Zip Plus Sorting Business") and the business of producing computer generated laser printing (the "Laser Printing Business") (collectively, the "Zip Plus Sorting Business" and the "Laser Printing Business" are sometimes referred to collectively as the "Business"). The Business is conducted at 1150 Maplelawn, Troy, Michigan 48084 (the "Premises").

                 B. Buyer desires to purchase, and Seller desires to sell to Buyer, the assets of Seller used in connection with the Business pursuant to
the terms and subject to the conditions of this Agreement.   Collectively,
those assets are more particularly described in Paragraph 1 hereof as the "Purchased Assets."

                 C. Concurrent herewith, Lason is purchasing the assets of Linkster Leasing, a Michigan co-partnership, of which Morad is a partner pursuant to that certain Equipment Purchase Agreement of even date herewith (the "EPA"). The assets of Linkster Leasing consist of the some of the significant equipment needed for the operation of the Business.

                 D. As a further condition to Buyer's willingness to purchase the Purchased Assets from Seller, Morad has agreed to provide certain consulting services to Buyer pursuant to a Consulting Agreement in the form attached as Schedule 5.1 (the "Consulting Agreement"). In addition, because
(i) Morad is an integral member of Seller's management team actively participating in the operation of the Business, (ii) Morad will receive a substantial economic benefit from Buyer's purchase of the Purchased Assets and the Linkster Leasing assets and from the Consulting Agreement, and (iii) the Agreement, the EPA and the Consulting Agreement are interconnected and interdependent, as a material inducement to Buyer to purchase the Purchased Assets from Seller, Morad is joining in this Agreement as a party fully bound and liable to the full extent of his personal assets for all loss or damage of whatsoever type or kind (including attorney fees) suffered by Buyer as a result of a breach of each and every representation, warranty, covenant, agreement and indemnification.

                             A G R E E M E N T S :

                 NOW, THEREFORE, in consideration of the above-recitals and the terms and conditions set forth in this Agreement, and for other valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, Seller, Morad and Buyer agree as follows:

                        1.  PURCHASE AND SALE OF ASSETS

                 1. ASSETS PURCHASED. Seller hereby sells, assigns, conveys, transfers, sets over, and delivers to Buyer all of the Seller's right, title and interest in and to the following assets (the "Purchased Assets"):

                          1.1 All equipment which is used by Seller in connection with the Business, which equipment is listed on Schedule
         1.1 (the "Equipment").

                          1.2 All rights under contracts between Seller and any third party (including Linkster Leasing) relating to the Business (including, without limitation, maintenance agreements with respect to the Equipment), and contracts to provide services to Blue Cross/Blue Shield of Michigan ("BCBS"), First of America Bank ("FOA"), Allnet Communication Services, Inc. ("Allnet"), and NBD Bank, N.A. (the "Contracts"), which Contracts are listed on Schedule 1.2. True and correct copies of the maintenance agreement and Seller's currently in effect contracts with BCBS and Allnet are attached hereto as part of
         Schedule 1.2.

                          1.3 All Seller's right, title, benefit, and interest in and to, direct or indirect ownership, license, use, control (in whole or in part) of, inventions, discoveries, improvements, designs, prototypes, trade secrets, trademarks, copyrights, patents, software, software enhancements, manufacturing and engineering drawings, process sheets, specifications, bills of material, formulae and secret and confidential processes, know-how, technology, and other industrial property (whether patentable or unpatentable) related to or, in any way, used in connection with the Business (the "Intellectual Property"), which Intellectual Property is listed on Schedule 1.3.

                          1.4 The full benefit of any and all purchase orders placed with and accepted by Seller on or before the date hereof that have not been completely performed or filled before the date hereof, covering the purchase from Seller of services to be supplied by Seller, and including all deposits, progress payments, and credits, relating to the Business (the "Commitments"), which Commitments are listed on Schedule 1.4.

                          1.5 All records and lists that pertain directly or indirectly, in whole or in part, to any one or more of the following: Seller's customers, suppliers, advertising, promotional material, sales, services, delivery, internal organization, employees, and/or operations, as relate to the Business.

                          1.6 All security deposits, prepaid expenses, and similar items relating to the Business and/or the Purchased Assets.

                          1.7 All transferable local, state, and federal franchises, licenses, bonds, permits, and similar items pertaining to the Business and/or the Purchased Assets.

                          1.8     Any goodwill associated with the Business.

                          1.9 All raw materials of Seller related to or, in any way, used in connection with the Business and/or the Purchased Assets.

Notwithstanding anything to the contrary set forth herein, the following assets of Seller are expressly excluded from this transaction and are to be retained by Seller:

                                        (a)     All accounts receivable.

                                        (b)     All cash, cash equivalents and
                          amounts held on deposit in any savings, checking, money market or other account.

                         2.  TEMPORARY USE OF PREMISES

                 2.1 TEMPORARY USE OF PREMISES. Immediately following the closing contemplated herein, Buyer, in connection with operation of the Zip Plus Business as it is currently conducted, shall be entitled to use the approximate 8,153 square feet of the Premises currently used for the Zip Plus Sorting Business on a month-to-month basis until Buyer provides Seller with notice that it intends to vacate Premises, for a total gross rent of $7,543.00 per month (which rental payment includes a portion of Seller's lease payments, utilities, and personal property taxes).

                             3. LIABILITIES ASSUMED

                 3.1 NO ASSUMPTION, EXCEPT MAINTENANCE AGREEMENT. Seller acknowledges and agrees that Buyer assumes no liabilities of Seller whatsoever, whether accrued, absolute, contingent, known, unknown, or otherwise, EXCEPT for those obligations of Seller under that certain Full Coverage Preventive Maintenance Agreement between Bell & Howell Phillipsburg Company and Seller dated March 29, 1995 relating to the two Bell & Howell Jetstar 3000 Multiline OCR Mail Sorters, Serial Nos. 096-091263 and 096-083475 (the "Bell & Howell Maintenance Agreement"), and which obligations relate to time periods commencing on or after the date of this Agreement (the "Assumed Liabilities"). Seller remains obligated for all obligations under the Bell & Howell Maintenance Agreement from commencement of the Bell & Howell Maintenance Agreement to the date of this Agreement.

                    4.  PURCHASE PRICE FOR PURCHASED ASSETS

                 4.1 THE PURCHASE PRICE. The purchase price paid by Buyer to Seller for the Purchased Assets (the "Purchase Price") shall, in addition to the Assumed Liabilities, be Six Hundred Fifty Thousand ($650,000) Dollars.

                 4.2 PAYMENT OF PURCHASE PRICE. Buyer shall pay the Purchase Price concurrent herewith as follows:

                 (a) First, Buyer may, at closing, use so much of the Purchase Price as is necessary to pay in full any liens or encumbrances upon any of the Purchased Assets, to pay all amounts owing under the Bell & Howell Maintenance Agreement, to pay Buyer all amounts owing Buyer for maintenance of the two Xerox 9790 Laser Printers with Tape Controller Units, and to set aside $49,000 for certain liabilities of Seller.

                 (b) The balance of the Purchase Price shall be wire transferred to the account of Seller.

                 4.3 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets in accordance with attached
Schedule 4.3. Buyer and Seller agree to file duplicate IRS Forms 8594, with an allocation of the Purchase Price in accordance with this Section 4.3, and to file all other returns and reports in a manner consistent with the allocations in this Section.

                                 5.  COVENANTS

                 5.1 CONSULTING AGREEMENT. Concurrent herewith, Morad shall execute and deliver to Buyer the Consulting Agreement in the form of the attached Schedule 5.1.

                 5.2 DELIVERY FREE OF ENCUMBRANCES. Seller shall deliver good title to the Purchased Assets free and clear of all mortgages, liens, claims, demands, charges, options, equity interests, leases, tenancies, easements, pledges, security interests, and other encumbrances ("Encumbrances"). Without limiting the foregoing, Seller acknowledges and agrees that, by the execution hereof, any equipment lease it has with Linkster Leasing with respect to the Equipment as defined in the EPA is hereby terminated.

                              6.  CLOSING MATTERS

                 6.1 DOCUMENTS TO BE DELIVERED AT CLOSING. The following documents shall be delivered by Seller (or applicable third parties) to Buyer concurrent herewith (it being agreed that delivery of all of the foregoing in form and content satisfactory to Buyer shall be a condition precedent to Buyer's obligation to close hereunder):

                          6.1.1 INSTRUMENTS OF TRANSFER, ETC. Seller shall deliver to Buyer all bills of sale, general instruments of transfer, conveyances, assurances, transfers, assignments, approvals, consents, and any other instruments and documents containing the usual and customary covenants and warranties of title that are consistent with the requirements of Section 5.2 and that shall be convenient, necessary, or reasonably required by Buyer to effectively transfer the Purchased Assets to Buyer with good title, free and clear of all Encumbrances, in the form of the attached Schedule 6.1.1.

                          6.1.2 LIEN AND LITIGATION SEARCHES. Buyer shall receive UCC lien searches and litigation searches in form and content satisfactory to Buyer.

                          6.1.3 CONSENTS. Buyer shall receive, in writing, all consents and estoppels relating to the Business and/or the Purchased Assets necessary or desirable to consummate or to facilitate consummation of this Agreement and any related transactions. With respect to the Bell & Howell Maintenance Agreement, Buyer shall provide Seller prior to closing with the consent to the assignment and an estoppel (in the form attached hereto as Schedule 6.1.3.a). In addition, with respect to BCBS, Allnet, and FOA, Seller shall obtain prior to closing, with each entity, either a consent to the assignment of Seller's contract with such entity (in the form attached hereto as Schedule 6.1.3.b), or a new contract between such entity and Lason. The new contracts will be (i) on the same or better terms and conditions, and for the same remaining duration, as the current written contracts with BCBS and Allnet, and (ii) for a 3-year term with FOA. If, with respect to each entity, Seller, despite its best efforts, does not provide Buyer with such a consent or new contract, Seller shall bill any of the foregoing customers for work performed by Buyer under the name "Adcom Mailers, Inc." with instructions to forward all payments to the lockbox number and address provided to Seller by Buyer. Additionally, Buyer will be entitled to a setoff against Morad's compensation under the Consulting Agreement in the event that work from BCBS, Allnet, and FOA does not continue at the certain levels set forth in the Consulting Agreement.

                          6.1.4 OTHER DOCUMENTS AND INSTRUMENTS. Buyer shall receive from Seller at closing such other documents and instruments relating to the Buyer as it reasonably requests.

                          6.1.5 APPROVALS BY BUYER'S COUNSEL.  Buyer's counsel
shall reasonably approve all legal matters and the form and substance of all documents that Buyer or Seller is to deliver at the Closing.

                          6.1.6 OPINION OF COUNSEL.  An opinion of Valenti,
Bolger & Gorcyca, legal counsel for the Seller, with respect to the matters set forth in Schedule 6.1.6 addressed to the Buyer, which opinion will be dated the Closing Date and will be in form satisfactory to Buyer's legal counsel.

                          6.1.7 RESOLUTION.  A copy of the resolution duly
adopted by the Seller's Board of Directors and stockholders authorizing the Seller's execution, delivery, and performance of this Agreement and the consummation of the sale of the Purchased Assets and all other transactions contemplated by this Agreement, as in effect as of the date of closing, certified by an officer of the Seller.

                 6.2 CERTAIN CLOSING EXPENSES; PRORATIONS. Seller shall be liable for any charges properly payable on and in connection with Seller's conveyance and transfer of the Purchased Assets to Buyer (but not for Buyer's costs of moving the Equipment to Buyer's place of business). Maintenance agreement fees on the maintenance agreement assumed by Buyer shall be prorated ratably as of the date hereof. Such proration shall be computed and paid concurrent herewith.

                 6.3 FURTHER ASSURANCES. Seller and Morad shall cooperate with and assist Buyer with the sale of the Purchased Assets under this Agreement and shall take all other reasonable actions to assure that the Purchased Assets and the Business are smoothly transferred to Buyer. In the event that a document of sale or transfer is required by Buyer and was not obtained at closing, from time to time after the Closing Date, Seller and Morad shall, at the request of Buyer, execute and deliver such additional conveyances, transfers, documents, instruments, assignments, applications, certifications, papers, and other assurances to effectively carry out the intent of this Agreement and to sell and transfer the Purchased Assets and the Business to Buyer.

            7.  SELLER'S AND MORAD'S REPRESENTATIONS AND WARRANTIES

                 Seller and Morad, jointly and severally, represent and warrant the following to Buyer (and acknowledge and confirm that Buyer is relying on these representations and warranties in entering into this Agreement and that full, fair, and adequate consideration as described in this Agreement has been received therefor):

                 7.1      RECITALS ACCURATE.  The above recitals are accurate.

                 7.2 ORGANIZATION AND STANDING. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan, and Seller has all requisite power and authority (corporate and otherwise) to own its properties and conduct its business as it is now being conducted. The nature of the Business and the character of the Purchased Assets Seller owns or leases do not make the licensing or qualification of Seller as a foreign corporation necessary under the laws of any other jurisdiction. Seller has not used or assumed any other name in connection with the conduct of its business during the last five years.

                 7.3 AUTHORIZATION. Seller has all requisite power and authority, (a) to execute, deliver, and perform this Agreement, and (b) to consummate the transactions contemplated under this Agreement. Seller has taken all necessary corporate action (including the approval of its board of directors and shareholders) to approve the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated in this Agreement. This Agreement is the legal, valid, and binding obligation of Seller, enforceable against it in accordance with the Agreement's particular terms.

                 7.4      EXISTING AGREEMENTS AND GOVERNMENTAL APPROVALS.

                 (a) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated therein: (i) do not and will not violate any provisions of law applicable to Seller, the Business, or the Purchased Assets; (ii) do not and will not conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time or both) of Seller's Articles of Incorporation, Bylaws, or any indenture, mortgage, lease, deed of trust, or other instrument, contract, or agreement or any order, judgment, arbitration award, or decree relating to the Business to which Seller is a party or by which Seller or any of the Purchased Assets are bound (including, without limitation, Seller's contracts with BCBS and Allnet; and (iii) do not and will not result in the creation of any Encumbrance on the Purchased Assets.

                 (b) Other than the consents of BCBS and Allnet, no approval, authority, or consent of, or filing by Seller with, or notification to, any federal, state, or local court, authority, or governmental or regulatory body or agency or any other corporation, partnership, individual, or other entity is necessary
                          (i) to authorize the execution and delivery of this Agreement by Seller, (ii) to authorize the consummation of the transactions contemplated by this Agreement by Seller, or (iii) to continue Buyer's use and operation of the Purchased Assets after the date hereof.

                 7.5 NO SUBSIDIARIES. Seller has no subsidiaries and does not directly or indirectly own any interest or have any investment in any other corporation, partnership, or other entity.

                 7.6 NO INSOLVENCY. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition, or arrangement with creditors, voluntary or involuntary, affecting Seller or any of its assets or properties is pending or, to the Best Knowledge of Seller, threatened. Seller has not taken any action in contemplation of, or that would constitute the basis for, the institution of any such insolvency proceedings. For the purposes of this Agreement, the phrase "Best Knowledge" of Seller, or words of similar import, mean such knowledge as any of the parties providing warranties hereunder would have after due inquiry into the matter in question.

                 7.7 PERMITS AND LICENSES. Seller has all necessary permits, certificates, licenses, approvals, consents, and other authorizations required to carry on and conduct the Business and to own, lease, use, and operate the Purchased Assets at the places and in the manner in which the Business is conducted, all of which to the extent transferable shall be transferred or assigned to Buyer concurrent herewith, without expense to Buyer.

                 7.8 FINANCIAL STATEMENTS. Seller has delivered to Buyer certain financial information relative to the operation of the Business as provided in Schedule 7.8 attached hereto and made a part hereof (the
"Financial Information"). The Financial Information fairly and accurately presents Seller's financial position as of the dates indicated and the results of its operations as of the dates indicated and for the periods covered thereby, are true and correct in all material respects, and accurately and fairly reflect Seller's Business for a typical period of time. There were no items of income or expense in the Financial Information that are unusual or of a nonrecurring nature. Seller's books, records, and work papers are complete and correct; have been maintained on an accrual basis in accordance with GAAP; and accurately reflect Seller's financial condition and the results of Seller's operations.

                 7.9 NO UNDISCLOSED LIABILITIES. Except with respect to liens on certain of the Equipment as defined in the EPA held by Citizens Bank and First of America Bank, respectively, and used by Seller with respect to the Business, and the liabilities described in Sections 3.1 and 4.2 above, there are no other liabilities related to the Business and/or the Purchased Assets whether accrued, absolute, contingent, or otherwise which are the responsibility and obligation of Seller but which will become the responsibility or obligation of Buyer (including all applicable taxes (federal, state, and local) and any postage deposits), and there exists no fact or circumstance that could give rise to any such liabilities or obligations in the future.

                 7.10 PURCHASED ASSETS AND CONTINUATION OF BUSINESS. The Purchased Assets constitute less than 50% of Seller's total assets. Seller intends to continue doing business (for in excess of six months) other than the Business following the closing. Such other business consists of offset printing, fulfillment and distribution and a lettershop. Seller shall use Buyer exclusively for all of Seller's customers' zip plus sorting and laser printing needs during the five years following the date of this Agreement.

                 7.11 CONDUCT OF BUSINESS. As relates to the Business, since the date on which Buyer's due diligence review of the Seller began, Seller has not:

                 (a) Entered into, materially amended, or terminated any contract, license, lease, commitment, or permit.

                 (b)      Experienced any labor disturbance.

                 (c) Incurred or become subject to any obligation or liability (absolute, accrued, contingent, or otherwise), except in the ordinary course of business consistent with past practices.

                 (d) Mortgaged, pledged, or subjected any of the Purchased Assets to any Encumbrance.

                 (e) Sold, transferred, or agreed to sell or transfer any asset, property, or business; cancelled or agreed to cancel any debt or claim; or waived any right.

                 (f)      Disposed of or permitted to lapse any Intellectual
                          Property.

                 (g) Experienced any material damage, destruction, or loss (whether or not covered by insurance) affecting its properties, assets, or Business.

                 (h)      Failed to regularly maintain or repair the Purchased
                          Assets.

                 (i) Entered into any other transaction other than in the ordinary course of business consistent with past practices.

                 (j)      Agreed or committed to do any of the foregoing.

                 7.12 NO ADVERSE CHANGES. With respect to the Business, since the date in which Buyer's due diligence review of Seller began, there has not been any occurrence, condition, or development that has adversely affected, or is likely to adversely affect, Seller, its prospects, its condition (financial or otherwise), its affairs, its operations, or the Purchased Assets.

                 7.13 EMPLOYEE BENEFIT PLANS. Seller does not maintain or offer any pension plan or welfare benefit plan as those terms are defined in the Employee Retirement Income Security Act ("ERISA").

                 7.14 MATERIAL CONTRACTS. Except for the Contracts and Commitments listed in Schedules 1.2 and 1.4, Seller is not a party to nor bound by any agreement or commitment that affects the Business, the Purchased Assets, or the Assumed Liabilities. All Contracts and Commitments are valid and binding obligations of the parties thereto in accordance with their respective terms. No default or alleged default exists on the part of Seller, nor, to the Best Knowledge of Seller and Morad, on the part of any other party, under any of the Contracts and Commitments. True and complete copies of all Contracts and Commitments have been delivered to Buyer.

                 7.15 TITLE TO PURCHASED ASSETS. Seller is the sole and absolute owner of the Purchased Assets and has good title to all of the Purchased Assets, free and clear of any and all Encumbrances, except as set forth in Schedule 7.14 hereof. Any property which is used in the conduct of the Business which is owned by (or in which an interest is claimed) by any other person (whether a customer, supplier, or other person) is listed on
Schedule 7.14 together with copies of all related agreements. All such property is situated on the Premises and is in such condition that upon return to its owner, Buyer will not be liable in any amount to the owner.

                 7.16 CONDITION OF PURCHASED ASSETS. The Equipment is in good working order and repair. Each item of Equipment is situated at the Premises and is fit for its intended purpose, with no material defects.

                 7.17 SUFFICIENCY OF PURCHASED ASSETS. The Purchased Assets constitute all the property and assets, real, personal, and mixed, tangible and intangible (including, without limitation, contract rights), that are used or are useful in, or are necessary for the conduct of, the Business in accordance with present practices.

                 7.18     TAXES.

                 (a) For the purposes of this Agreement, Tax or Taxes shall mean all federal, state, county, local, and other taxes (including, without limitation, income taxes; premium taxes; single-business taxes; excise taxes; sales taxes; use taxes; value-added taxes; gross receipts taxes; franchise taxes; ad valorem taxes; severance taxes; capital levy taxes; transfer taxes; stamp taxes; employment, unemployment, and payroll-related taxes; withholding taxes; and governmental charges and assessments), and includes interest, additions to tax, and penalties.

                 (b) Seller has filed on a timely basis all Tax returns it is required to file under federal, state, or local law and has paid or established an adequate reserve with respect to all Taxes for the periods covered by such returns. No agreements have been made by or on behalf of Seller for any waiver or for the extension of any statute of limitations governing the time of assessment or collection of any Taxes. Seller and its officers have received no notice of any pending or threatened audit by the IRS or any state or local agency related to Seller's Tax returns or Tax liability for any period, and no claim for assessment or collection of Taxes has been asserted against Seller. There are no federal, state, or local tax liens outstanding against any of Seller's assets (including, without limitation, the Purchased Assets) or the Business. The sale of the Business and the transfer of the Purchased Assets will not result in the imposition of any Tax against Buyer for the operations of the Business and use of the Purchased Assets prior to the sale of the Business and transfer of the Purchased Assets to Buyer.

                 (c) Until Buyer removes the Equipment (including the Equipment defined in the EPA) from the Premises, Seller shall be solely responsible for, and shall pay, all of the personal property taxes on such Equipment (including the Equipment as defined in the EPA).

                 7.19 LITIGATION. There are no claims, disputes, actions, suits, proceedings, or investigations pending or, to the Best Knowledge of the Seller or Morad, threatened against or directly affecting Seller, the Business, or the Purchased Assets, except as previously disclosed to Buyer.

                 7.20 COMPLIANCE WITH LAWS. At all times prior to the date hereof, Seller has complied with all laws, orders, regulations, rules, decrees, and ordinances affecting to any extent or in any manner all aspects of the Business or the Purchased Assets.

                 7.21     SUPPLIERS AND CUSTOMERS.

                 (a) A complete and accurate list of Seller's suppliers and customers in connection with the Business and the address of each customer and supplier and the amount each customer purchased from Seller during the last fiscal year as relates to the Business is set forth in Schedule 7.21.

                 (b) Seller has no information that might reasonably indicate that any customer of Seller intends to cease purchasing from, selling to, or dealing with Seller or any supplier intends to cease supplying Seller.
                          No information has been brought to Seller's attention that might reasonably lead Seller to believe that any customer intends to alter, in any material respect, the amount of its purchases or the extent of its dealings with Seller, or would alter in any material respect its purchases from, or dealings with Buyer in the event that the transactions contemplated by this Agreement are consummated. No information has been brought to Seller's attention that might reasonably lead Seller to believe that any supplier intends to alter, the amount it supplies to, or the extent of its dealings with Seller, or would alter in any material respect the amount it supplies to or dealings with Buyer in the event that the transactions contemplated by this Agreement are consummated.

                 7.22 PROGRESS PAYMENTS. Attached Schedule 7.22 contains a true and complete list and description of all security deposits, progress payments, and the like that Seller has received relating in any way to any purchase orders, leases, or other agreements that are part of the Purchased Assets.

                 7.23 NO BROKERS. Seller has not engaged, and is not responsible for any payment to, any finder, broker, or consultant in connection with the transactions contemplated by this Agreement.

                 7.24 NO COMMISSIONS. With respect to the Business, no commissions or payments of any type or kind have been made to, or are necessary to maintain the volume of business with, BCBS, Allnet, or FOA, or are necessary to maintain the relationships with, BCBS, Allnet, or FOA, or any of their respective employees.

                 7.25 INTELLECTUAL PROPERTY. Schedule 1.3 lists all Intellectual Property of the Seller that Seller directly or indirectly owns, licenses, uses, requires for use, or controls in whole or in part and all licenses and other agreements allowing Seller to use the intellectual property of third parties. Seller does not own, directly or indirectly, or use any patents, copyrights, trademarks, or service marks in the Business. None of the Seller's Intellectual Property infringes on any other person's intellectual property, and, to the Best Knowledge of the Seller or Morad, no activity of any other person infringes on any of the Intellectual Property. The Seller has been and is now conducting the Business in a manner that has not been and is not now in violation of any other person's intellectual property or proprietary rights, and the sale and transfer of the Business and the Purchased Assets will not violate any other person's intellectual property or proprietary rights. Seller does not require a license or other proprietary right to so operate the Business and the Purchased Assets.

                 7.26 NO SUCCESSOR LIABILITY. Seller has had no relationship whatsoever with Adcom, Inc., a Michigan corporation, which could conceivably cause a claim to be made against Seller and/or Buyer for successor liability for the debts of Adcom, Inc., which company is currently involved in an involuntary Chapter 7 bankruptcy proceeding in the United States District Court for the Eastern District of Michigan. The complete schedule of liabilities of Adcom, Inc. as of the date hereof are set forth in attached
Schedule 7.26. The companies, entities and individuals identified with an asterisk in Schedule 7.26 are related to, affiliated with or controlled by Seller and/or Morad, and will not bring a claim against Buyer directly or indirectly for successor liability or any similar type of claim.

                 7.27 ENVIRONMENTAL MATTERS. Since the date on which Seller (or Morad, or any person, trust, corporation or other entity related to or affiliated with Seller or Morad) first acquired an ownership, leasehold or other possessory interest in the Premises, there has been no release or discharge of any Hazardous Material (as defined below) on or under the Premises or, to the Best Knowledge of Seller or Morad, in the vicinity thereof, and, neither Seller nor Morad have received any notice of and have no actual knowledge of any such release or discharge prior to the date of this Agreement. Additionally, Seller and Morad have received no notice of any investigation or other action taken or to be taken by any federal, state, or local government unit in regard to the Premises pursuant to the Environmental Laws (as defined below). For purposes of this Agreement, the term "Hazardous Materials" shall mean any hazardous, toxic or radioactive substance, material, matter, or waste that is or that becomes regulated by or pursuant to any federal, state, or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement, and shall include, but is not limited to, asbestos; petroleum products; "Hazardous Substance(s)" as defined in or under the Comprehensive Environmental Response and Compensation Liability Act ("CERCLA"), 42 USC Section 9601 et seq., as amended now or at any time hereafter; and the
Part 207 of the National Resources and Environmental Protection Act, MCLA
324.2010 et seq., as amended now or at any time hereafter; and "Hazardous Waste(s)" as defined in or under the Resource Conservation Recovery Act ("RCRA"), 42 USC Section 6901 et seq., as amended now or at any time hereafter; the Michigan Hazardous Waste Management Act, MCL Section 299.50, et seq., as amended now or any time thereafter. For purposes of this Agreement, the term "Environmental Laws" shall mean the above-listed statutes and all other federal, state, and local environmental legislation, and rules, orders, and the regulations adopted and publications promulgated pursuant thereto.

                   8.  BUYER'S REPRESENTATIONS AND WARRANTIES

                 Buyer represents and warrants to Seller that:

                 8.1 ORGANIZATION AND STANDING. Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware, and Buyer has all the requisite power and authority (corporate and otherwise) to own its properties and to conduct its business as it is now being conducted.

                 8.2 AUTHORIZATION. Buyer has taken all necessary corporate action (a) to duly approve the execution, delivery, and performance of this Agreement, and (b) to consummate any related transactions. Buyer has duly executed and delivered this Agreement. This Agreement is a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms.

                 8.3 DUE DILIGENCE. With respect to the Business, Buyer's due diligence review of Seller did not reveal any occurrence, condition, or development adversely affecting Seller.

                                 9.  EMPLOYEES

                 9.1 RIGHT (BUT NO OBLIGATION) TO HIRE. Buyer shall have no obligation to hire any of Seller's employees employed in the Business; PROVIDED, HOWEVER, that Buyer shall be free to negotiate with and hire any of Seller's employees employed in the Business, and Seller shall cooperate and encourage such employees to accept employment with Buyer. Seller shall be responsible and liable for any salary, wages, bonuses, commissions, accrued vacations, or sick-leave time; profit sharing or pension benefits; and any other compensation or benefits, as well as any actions or causes of action, including, but not limited to, unemployment compensation claims and worker's compensation claims and claims for race, age, and sex discrimination and sexual harassment that any of such employees assert. Seller shall further be responsible for all rights of Seller's employees under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA). At the election of any of Seller's employees employed in the Business that Buyer has hired, Seller shall fully cooperate with Buyer in rolling over the account balances of any Profit Sharing and 401(k) Plan maintained by Seller into Buyer's comparable plan.

                                10.  POSTCLOSING

                 10.1 POSTCLOSING RECEIPTS. Seller will bill for all work in process which is completed after closing on the Contracts and Commitments and will immediately transfer to Buyer that amount of any payments which it receives in connection with same which relate to work done after closing.

                 10.2 POSTCLOSING JOINT WORK. Seller and Buyer will do work jointly for those certain customers listed on Schedule 10.2 (the "Joint Customers"). Seller and Buyer agree that Seller will bill the Joint Customers for all such work and will promptly remit to Buyer all monies owed to it on a basis to be agreed upon by Seller and Buyer.

                 10.3 SELLER'S POSTCLOSING WORK FOR BUYER. Buyer will do certain work for Seller after closing. Such work will be done by Buyer for 1 1/2 cents per piece. Seller will promptly remit to Buyer all payments for services rendered to Seller by Buyer. Seller agrees that Buyer will be the exclusive source for Seller's customers zip plus sorting and laser printing needs during the five years following the date of this Agreement.

                 10.4 POSTCLOSING DISMISSAL. Seller shall provide Buyer with a true copy of the Dismissal with Prejudice of Employment Exchange, Inc.
v. Adcom, Inc., et. al., Oakland County Circuit Court, Case No. 94-475591-CZ.

                     11.  NON-COMPETITION AND NON-SOLICITATION

                 A. Non-Competition. During the five years after the date of this Agreement, Seller agrees that it will not, anywhere within the United States or Canada, directly or indirectly, as a member of a joint venture, partnership, limited liability company, entity or firm, or as a shareholder of any corporation, own, manage, control, participate in, consult with, render services for, or in any manner engage in, concerned with, or, otherwise be affiliated in any manner (including as an investor in or lender to any such entity or as an informal "advisor"), with any business or commercial pursuit engaged in the same or similar business as the Business. "Engaging in such Business" within the territory described above includes operating from an office within such territory, or serving customers who are located within such territory.

                 B. Non-Solicitation. Seller agrees that during the five years after the date of this Agreement, it will not, directly or indirectly, for itself or for any other person, interfere or attempt to interfere with, or seek to obtain, any existing contract (written or oral) between Buyer and any of its customers. Further, Seller agrees that it will not, at any time, solicit, engage or hire for employment by Seller or any other person or entity, any then-current employee or consultant of Buyer, or any former employee or consultant whose employment or engagement with Buyer terminated within six (6) months of Seller's solicitation or hire of such employee or consultant.

                 C. Remedies. Seller hereby acknowledges and agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of Buyer's legitimate business interests. Further, Seller hereby acknowledges and agrees that in the event of a breach (or attempted breach) of any of the covenants contained in this Paragraph 11, Buyer's damages will be substantial and difficult, if not impossible, to ascertain, and money damages may not afford adequate relief. Accordingly, Seller hereby consents that, in the event of its breach (or attempted breach) of any of the covenants contained herein, upon application by Buyer to any court of competent jurisdiction, such court shall grant Buyer injunctive relief, both temporary and permanent, to prevent or restrain such breach (or attempted breach) by Seller, in addition to and any other remedy available to Buyer. Seller further agrees that the applicable time period for all restrictions under this Agreement shall automatically be extended for a period of time equal to the time that it is in breach of any of the covenants herein. Seller also further expressly agrees that although it considers the covenants contained in this Paragraph 11 to be reasonably necessary for the protection of Buyer, if such covenants are found by a court of competent jurisdiction to be unreasonable or too broad with respect to the time period and/or the geographic area designated, then such covenants shall be considered amended as to such time period and/or geographic area as may be considered reasonable by such court and as so amended, shall be fully enforced.

                 D. For purposes of this Paragraph 11, Seller includes any successor through merger or share exchange and (any parent thereof) and any individual and/or entity acquiring all or substantially all of the assets of Seller not acquired by Buyer pursuant to this Agreement.

                              12.  INDEMNIFICATION

                 12.1 INDEMNITY. Seller and Morad, jointly and severally, shall indemnify, and hold harmless, Buyer and its directors, officers, shareholders, employees, agents, representatives, successors, and assigns (the "Indemnitees") from and against (and pay, as and when incurred) any and all costs, losses, claims, liabilities, fines, expenses, penalties, and damages (including attorneys' fees) in connection with or resulting from:

                 12.2 All debts, liabilities, and obligations of Seller, whether accrued, absolute, contingent, known, unknown, or otherwise, but excluding any Assumed Liabilities.

                 12.3 Any misrepresentation or breach of any representation or warranty or agreement of Seller and/or Morad contained in this Agreement or any Schedule, exhibit or certificate hereto, including the Consulting Agreement.

                 12.4 Any failure by either Seller or Morad to perform or observe in full, or to have performed or observed in full, any covenant, agreement, or condition to be performed or observed by the Seller under this Agreement.

                 12.5 With respect to the defense of any third party action, lawsuit, proceeding, investigation, or other claim (a "Proceeding"), against or involving an Indemnitee in which the person bringing the Proceeding seeks only the recovery of a sum of money for which indemnification is provided hereunder, at its option, Seller and/or Morad may appoint lead counsel for such defense; provided that in assuming control of such defense, Seller and Morad are thereby agreeing to be fully responsible (with no reservation of any rights other than the right to be subrogated to the rights of the Indemnitee) for all costs, losses, liabilities, etc., relating to such Proceeding and unconditionally guaranteeing the payment and performance of any liability or obligation which may arise with respect to such Proceeding or the facts giving rise to such claim for Indemnification.

                 12.6 The Indemnitee is entitled to participate in the defense of any Proceeding, subject to Seller and/or Morad's right to control the conduct of the defense and settlement of the related claim (subject to Section 12.8 below), and to employ counsel of its choice for such purpose at its own expense (provided, however, that if the Indemnitee gives Seller and/or Morad notice of the commencement of the Proceeding in question and Seller and/or Morad do not assume the defense within ten days after notification, then Seller and/or Morad will bear the reasonable fees and expenses of such separate counsel incurred prior to the date upon which Seller and/or Morad effectively assume control of such defense.

                 12.7 Notwithstanding the above, Seller and/or Morad will not be entitled to assume control of the defense of a Proceeding, and will pay the reasonable fees and expenses of legal counsel retained by Indemnitee, if there exists an actual or potential conflict of interest which, under applicable principles of legal ethics, could prohibit a single, legal counsel from representing both Seller and/or Morad and the Indemnitee in such Proceeding.

                 12.8 Seller and/or Morad must obtain the prior written consent of the Indemnitee (which the Indemnitee will not unreasonably withhold) prior to (A) entering into any settlement of any claim or Proceeding which would require Seller and/or Morad to pay any amount or take or refrain from taking any other action, or (B) ceasing to defend such claim or Proceeding.

                 12.9 By the execution of this Agreement, Morad acknowledges that (i) he is directly indemnifying Indemnitee as provided above, or (ii) if his indemnification is interpreted under Michigan laws as a guarantee of the obligations of Seller, it is a complete and unconditional guaranty of the obligations of Seller hereunder; and (iii) Indemnitee's claims for indemnification may be set off against any and all amounts due and owing to Morad under that certain Consulting Agreement of even date herewith. Nothing hereunder shall prevent Morad from seeking contribution from Seller for any indemnification paid by Morad to Indemnitee.

                                 13.  EXPENSES

                 13.1 EXPENSES. Each of the parties shall pay all of the costs that it or he incurs incident to the preparation, execution, and delivery of this Agreement and the performance of any related obligations, whether or not the transactions contemplated by this Agreement shall be consummated.

                         14.  MISCELLANEOUS PROVISIONS

                 14.1 REPRESENTATIONS AND WARRANTIES. All representations, warranties, and agreements (including the indemnification, the non-compete and the non-solicitation) made by the parties pursuant to this Agreement shall survive the consummation of the transactions contemplated by this Agreement and shall be binding notwithstanding any due diligence investigation by Buyer.

                 14.2 NOTICES. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed given (a) when personally delivered or sent by facsimile transmission to the party to be given the notice or other communication or (b) on the business day following the day such notice or other communication is sent by overnight courier to the following:

                 if to Seller or Morad:    John J. Morad, Sr.
                                           30600 Telegraph Road
                                           Suite 3250
                                           Bingham Farms, Michigan  48025
                                           FAX: (810) 644-0019

                 if to Buyer:              Lason Systems, Inc.
                                           28400 Schoolcraft Road
                                           Livonia, Michigan  48150
                                           FAX: (313) 525-4619
                                           Attention: Allen J. Nesbitt

         or to such other address or facsimile number that the parties may designate in writing.

                 14.3 ASSIGNMENT. Neither the Seller nor Buyer shall assign this Agreement, or any interest in it, without the prior written consent of the other, except that Buyer may assign any or all of its rights under this Agreement to any subsidiary without Seller's consent.

                 14.4 PARTIES IN INTEREST. This Agreement shall inure to the benefit of, and shall be binding on, the named parties and their respective successors and permitted assigns, but not any other person.

                 14.5 CHOICE OF LAW. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Michigan.

                 14.6 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each counterpart were on the same instrument.

                 14.7 ENTIRE AGREEMENT. This Agreement and all related documents, schedules, exhibits, or certificates represent the entire understanding and agreement between the parties with respect to the subject matter and supersede all prior agreements or negotiations between the parties. This Agreement may be amended, supplemented, or changed only by an agreement in writing that makes specific reference to this Agreement or the agreement delivered pursuant to it and that is signed by the party against whom enforcement of any such amendment, supplement, or modification is sought.

                 14.8 ARBITRATION. Any dispute between the parties regarding any provision in this Agreement (except for the provisions in Paragraph 11 allowing Buyer equitable relief, disputes over which shall be resolved at the option of Buyer through court litigation and not arbitration) shall be resolved by binding arbitration before the American Arbitration Association in Southfield, Michigan according to its then applicable commercial arbitration rules. Judgment upon the award of the arbitrators may be entered by any court of competent jurisdiction. All of the costs of the arbitration shall be borne by the losing party.



                        (signatures begin on next page)

         The parties have executed this Agreement on the date set forth on the first page of this Agreement.

                                  SELLER:

                                  ADCOM MAILERS, INC., a Michigan corporation



                                  By: J. Robert Langan
                                      ---------------------------------
                                           J. Robert Langan
                                  Its: President



                                  LASON SYSTEMS, INC., a Delaware corporation



                                  By: Allen J. Nesbitt
                                      ---------------------------------
                                           Allen J. Nesbitt
                                  Its: President


                                  John J. Morad
                                  -------------------------------------
                                  JOHN J. MORAD, SR., Individually

                          EQUIPMENT PURCHASE AGREEMENT


   THIS AGREEMENT is made as of May 29, 1995, between LINKSTER LEASING, a Michigan co-partnership ("Seller"), JOHN J. MORAD, SR. ("Morad") and LASON SYSTEMS, INC., a Delaware corporation ("Buyer").

                               R E C I T A L S :

   The following is a recital of the facts underlying this Agreement:

   A.  Seller is an equipment lessor which owns the following assets:

       2 Bell & Howell Jetstar 3000 Multi-line OCR Mail Sorters, Serial No. 096-083475 and Serial No. 096-091263;

       2 Xerox 9790 LASER Printers with Tape Controller Units, Serial No. X956-003000 and Serial No. X956-003581;

       and accompanying software, trays, rigging, etc., all as more particularly described in the contracts included in Schedule 1.2 attached hereto and made a part hereof.

       (the "Equipment").

   B. The Equipment is leased to Adcom Mailers, Inc., a Michigan corporation ("Mailers"), and is located at the premises of Mailers at 1150 Maplelawn, Troy, Michigan 48084 (the "Premises"). The Equipment is used by Mailers in connection with the business of sorting mass mailings by zip code through the use of electronic sorting devices (the "Zip Plus Sorting Business") and the business of producing computer generated laser printing (the "Laser Printing Business") (collectively, the "Zip Plus Sorting Business" and the "Laser Printing Business" are sometimes referred to collectively as the "Business").

   C. Buyer desires to purchase, and Seller desires to sell to Buyer, the Equipment pursuant to the terms and subject to the conditions of this Agreement.

   D. Concurrent herewith, Lason is purchasing the assets of Mailers used in connection with the Business of which Morad is an integral part pursuant to that certain Asset Purchase Agreement of even date herewith (the "APA").

   E. As a further condition to Buyer's willingness to purchase the Equipment from Seller, Morad has agreed to provide certain consulting services to Buyer pursuant to a Consulting Agreement in the form attached as Schedule 4.1 (the "Consulting

Agreement"). In addition, because (i) Morad is a partner of Seller and is an integral member of Mailers management team actively participating in the operation of the Business, (ii) Morad will receive a substantial economic benefit from Buyer's purchase of the Equipment from Seller and of the assets of Mailers, and from the Consulting Agreement, and (iii) the Agreement, the APA and the Consulting Agreement are interconnected and interdependent, as a material inducement to Buyer to purchase the Equipment from Seller, Morad is joining in this Agreement as a party fully bound and liable to the full extent of his personal assets for each and every representation, warranty, covenant, agreement and indemnification.

                             A G R E E M E N T S :

   NOW, THEREFORE, in consideration of the above-recitals and the terms and conditions set forth in this Agreement, and for other valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, Seller, Morad and Buyer agree as follows:

                        1.  PURCHASE AND SALE OF ASSETS

   1. ASSETS PURCHASED. Seller hereby sells, assigns, conveys, transfers, sets over, and delivers to Buyer all of the Seller's right, title and interest in and to the following assets (the "Purchased Assets"):

       1.1    The Equipment.

       1.2 All rights under contracts between Seller and any third party relating to the Equipment, (including, without limitation, that certain Equipment Order Agreement between Bell & Howell Phillipsburg Company ("Bell & Howell") and Seller dated September 25, 1991 (the "Bell & Howell Order Agreement), that certain Agreement between Bell & Howell and Seller dated July 13, 1993, that certain Sales Agreement between Laser Solutions, Inc. and Seller dated August 26, 1993, and that certain Equipment Sale Agreement between Bell & Howell and Seller (the "Contracts"), which Contracts are listed on Schedule 1.2, attached hereto and made a part hereof. True and correct copies of the agreements are attached hereto as part of Schedule 1.2.

       1.3 All of Seller's right, title, benefit, and interest in and to, direct or indirect ownership, license, use, control (in whole or in part) of, inventions, discoveries, improvements, designs, prototypes, trade secrets, patents, trademarks, copyrights, software, software enhancements, manufacturing and engineering drawings, process sheets, specifications, bills of material, formulae and secret and confidential processes, know-how, technology, and other industrial property (whether patentable or unpatentable) related to or, in any way, used in connection with the Equipment (the "Intellectual Property"), which Intellectual Property is listed on Schedule 1.3.

                             2. LIABILITIES ASSUMED

     2.1 NO ASSUMPTION. Seller acknowledges and agrees that Buyer assumes no liabilities of Seller whatsoever, whether accrued, absolute, contingent, known, unknown, or otherwise.

                    3.  PURCHASE PRICE FOR PURCHASED ASSETS

     3.1 THE PURCHASE PRICE. The purchase price paid by Buyer to Seller for the Purchased Assets (the "Purchase Price") shall be Seven Hundred Eighty Thousand ($780,000) Dollars.

     3.2 PAYMENT OF PURCHASE PRICE. Buyer shall pay the Purchase Price concurrent herewith as follows:

     (a) First, Buyer shall, at closing, use so much of the Purchase Price as is necessary to pay in full any liens or encumbrances upon the Purchased Assets.

     (b) The balance of the Purchase Price shall be wire transferred to the account of Seller.

                                 4.  COVENANTS

     4.1 CONSULTING AGREEMENT. Concurrent herewith, Morad shall execute and deliver to Buyer the Consulting Agreement in the form of the attached
  Schedule 4.1.

     4.2 DELIVERY FREE OF ENCUMBRANCES. Seller shall deliver good title to the Purchased Assets free and clear of all mortgages, liens, claims, demands, charges, options, equity interests, leases, tenancies, easements, pledges, security interests, and other encumbrances ("Encumbrances"). Without limiting the foregoing, Seller acknowledges and agrees that, by the execution hereof, any equipment lease it has with Mailers with respect to any of the Purchased Assets is hereby terminated.

                              5.  CLOSING MATTERS

     5.1 DOCUMENTS TO BE DELIVERED AT CLOSING. The following documents shall be delivered by Seller (or applicable third parties) to Buyer concurrent herewith (it being agreed that delivery of all of the foregoing in form and content satisfactory to Buyer shall be a condition precedent to Buyer's obligation to close hereunder):

     5.1.1 INSTRUMENTS OF TRANSFER, ETC. Seller shall deliver to Buyer all bills of sale, general instruments of transfer, conveyances, assurances, transfers, assignments, approvals, consents, and any other instruments and documents containing the usual and customary covenants and warranties of title that are consistent with the requirements of Section 4.2 and that shall be convenient, necessary, or reasonably required by Buyer to effectively transfer the Purchased Assets to Buyer with good title, free and clear of all Encumbrances, in the form of the attached Schedule 5.1.1.

     5.1.2 LIEN AND LITIGATION SEARCHES. Buyer shall receive UCC lien searches and litigation searches in form and content satisfactory to Buyer.

     5.1.3 CONSENTS. Buyer shall receive, in writing, all consents and estoppels relating to the Purchased Assets necessary or desirable to consummate or to facilitate consummation of this Agreement and any related transactions. Such consents must include, without limitation, consent to the assignment of Seller's contract with the Bell & Howell Equipment Sale Agreement and an estoppel in the form attached hereto as Schedule 5.1.3 (the "Customer Consents").

     5.1.4 OTHER DOCUMENTS AND INSTRUMENTS. Buyer shall receive from Seller at closing such other documents and instruments relating to the Buyer as it reasonably requests.

     5.1.5 APPROVALS BY BUYER'S COUNSEL. Buyer's counsel shall reasonably approve all legal matters and the form and substance of all documents that Buyer or Seller is to deliver at the Closing.

     5.1.6 OPINION OF COUNSEL. An opinion of Valenti, Bolger & Gorcyca, legal counsel for the Seller, with respect to the matters set forth in Schedule
  5.1.6 addressed to the Buyer, which opinion will be dated the Closing Date and will be in form satisfactory to Buyer's legal counsel.

   5.2 CERTAIN CLOSING EXPENSES. Seller shall be liable for any charges properly payable on and in connection with Seller's conveyance and transfer of the Purchased Assets to Buyer.

   5.3 FURTHER ASSURANCES. Seller and Morad shall cooperate with and assist Buyer with the sale of the Purchased Assets under this Agreement and shall take all other reasonable actions to assure that the Purchased Assets are smoothly transferred to Buyer. In the event that a document of sale or transfer is required by Buyer and was not obtained at closing, from time to time after the date of closing, Seller and Morad shall, at the request of Buyer, execute and deliver such additional conveyances, transfers, documents, instruments, assignments, applications, certifications, papers, and other assurances to effectively carry out the intent of this Agreement and to sell and transfer the Purchased Assets to Buyer.

            6.  SELLER'S AND MORAD'S REPRESENTATIONS AND WARRANTIES

   Seller and Morad, jointly and severally, represent and warrant the following to Buyer (and acknowledge and confirm that Buyer is relying on these representations and warranties in entering into this Agreement and that full, fair, and adequate consideration as described in this Agreement has been received therefor):

   6.1    RECITALS ACCURATE.  The above recitals are accurate.

   6.2 ORGANIZATION AND STANDING. Seller is a Michigan co-partnership, validly existing under the laws of the State of Michigan, all of whose partners are included on page 13 hereof, and Seller has all requisite power and authority to own its properties and conduct its business as it is now being conducted. Seller has not used or assumed any other name in connection with the conduct of its business during the last five years.

   6.3 AUTHORIZATION. Seller has all requisite power and authority, (a) to execute, deliver, and perform this Agreement, and (b) to consummate the transactions contemplated under this Agreement. Seller has taken all necessary action to approve the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated in this Agreement. This Agreement is the legal, valid, and binding obligation of Seller, enforceable against it in accordance with the Agreement's particular terms.

   6.4    EXISTING AGREEMENTS AND GOVERNMENTAL APPROVALS.

   (a) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated therein: (i) do not and will not violate any provisions of law applicable to Seller or to the Purchased Assets; (ii) do not and will not conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time or both) of Seller's co-partnership agreement, if any, or any indenture, mortgage, lease, deed of trust, or other instrument, contract, or agreement or any order, judgment, arbitration award, or decree to which Seller is a party or by which Seller or any of the Purchased Assets are bound; and (iii) do not and will not result in the creation of any Encumbrance on the Purchased Assets.

  (b) Other than the consent of Bell & Howell to the assignment of the Equipment Sale Agreement, no approval, authority, or consent of, or filing by Seller with, or notification to, any federal, state, or local court, authority, or governmental or regulatory body or agency or any other corporation, partnership, individual, or other entity is necessary (i) to authorize the execution and delivery of this Agreement by Seller, (ii) to authorize the consummation of the transactions contemplated by this Agreement by Seller, or (iii) to continue Buyer's use and operation of the Purchased Assets after the date hereof.

   6.5 NO INSOLVENCY. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition, or arrangement with creditors, voluntary or involuntary, affecting Seller or any of its assets or properties is pending or, to the Best Knowledge of Seller, threatened. Seller has not taken any action in contemplation of, or that would constitute the basis for, the institution of any such insolvency proceedings. For the purposes of this Agreement, the phrase "Best Knowledge" of Seller, or words of similar import, mean such knowledge as any of the parties providing warranties hereunder would have after due inquiry into the matter in question.

   6.6 PERMITS AND LICENSES. Seller has all necessary permits, certificates, licenses, approvals, consents, and other authorizations required to own, lease, use, and operate the Purchased Assets, all of which to the extent transferable shall be transferred or assigned to Buyer concurrent herewith, without expense to Buyer.

   6.7 NO UNDISCLOSED LIABILITIES. Except with respect to liens on certain of the Equipment held by Citizens Bank and First of America Bank, respectively, there are no other liabilities related to the Purchased Assets whether accrued, absolute, contingent, or otherwise which are the responsibility and obligation of Seller but which will become the responsibility or obligation of Buyer (including all applicable taxes (federal, state, and local)), and there exists no fact or circumstance that could give rise to any such liabilities or obligations in the future.

   6.8 PURCHASE OF ALL ASSETS. The Purchased Assets constitute all of the assets of Seller.

   6.9   EMPLOYEES.  During the last five years, Seller has had no employees.

   6.10 CONDUCT OF BUSINESS. As relates to the Purchased Assets, during the last three months, Seller has not:

   (a) Entered into, materially amended, or terminated any contract, license, lease, commitment, or permit.

   (b) Incurred or become subject to any obligation or liability (absolute, accrued, contingent, or otherwise), except in the ordinary course of business consistent with past practices.

   (c) Mortgaged, pledged, or subjected any of the Purchased Assets to any Encumbrance.

   (d)   Sold, transferred, or agreed to sell or transfer any Purchased Asset.

   (e)   Disposed of or permitted to lapse any Intellectual Property.

   (f) Experienced any material damage, destruction, or loss (whether or not covered by insurance) affecting its Purchased Assets.

   (g)   Failed to regularly maintain or repair the Purchased Assets.

   (h)   Agreed or committed to do any of the foregoing.

   6.11 NO ADVERSE CHANGES. During the last three months, there has not been any occurrence, condition, or development that has adversely affected, or is likely to adversely affect, the Purchased Assets.

   6.12 MATERIAL CONTRACTS. Except for the Contracts listed in Schedules 1.2, Seller is not a party to nor bound by any agreement or commitment that affects the Purchased Assets. All Contracts are valid and binding obligations of the parties thereto in accordance with their respective terms. No default or alleged default exists on the part of Seller, nor, to the Best Knowledge of Seller and Morad, on the part of any other party, under any of the Contracts. True and complete copies of all Contracts have been delivered to Buyer.

   6.13 TITLE TO PURCHASED ASSETS. Seller is the sole and absolute owner of the Purchased Assets and has good title to all of the Purchased Assets, free and clear of any and all Encumbrances, except as set forth in Schedule 6.13 hereof.

   6.14 CONDITION OF PURCHASED ASSETS. The Equipment is in good working order and repair. Each item of Equipment is situated at the Premises and is fit for its intended purpose, with no material defects.

   6.15  TAXES.

   (a) For the purposes of this Agreement, Tax or Taxes shall mean all federal, state, county, local, and other taxes (including, without limitation, income taxes; premium taxes; single-business taxes; excise taxes; sales taxes; use taxes; value-added taxes; gross receipts taxes;

         franchise taxes; ad valorem taxes; severance taxes; capital levy taxes; transfer taxes; stamp taxes; employment, unemployment, and payroll-related taxes; withholding taxes; and governmental charges and assessments), and includes interest, additions to tax, and penalties.

   (b) Seller has filed on a timely basis all Tax returns it is required to file under federal, state, or local law and has paid or established an adequate reserve with respect to all Taxes for the periods covered by such returns. No agreements have been made by or on behalf of Seller for any waiver or for the extension of any statute of limitations governing the time of assessment or collection of any Taxes. Seller and its officers have received no notice of any pending or threatened audit by the IRS or any state or local agency related to Seller's Tax returns or Tax liability for any period, and no claim for assessment or collection of Taxes has been asserted against Seller. There are no federal, state, or local tax liens outstanding against any of Seller's assets (including, without limitation, the Purchased Assets). The sale and the transfer of the Purchased Assets will not result in the imposition of any Tax against Buyer for the operations of Seller's business and use of the Purchased Assets prior to the sale and transfer of the Purchased Assets to Buyer.

   6.16 LITIGATION. There are no claims, disputes, actions, suits, proceedings, or investigations pending or, to the Best Knowledge of the Seller or Morad, threatened against or directly affecting Seller, or the Purchased Assets.

   6.17 COMPLIANCE WITH LAWS. At all times prior to the date hereof, Seller has complied with all laws, orders, regulations, rules, decrees, and ordinances affecting to any extent or in any manner of the Purchased Assets.

   6.18 NO BROKERS. Seller has not engaged, and is not responsible for any payment to, any finder, broker, or consultant in connection with the transactions contemplated by this Agreement.

   6.19 INTELLECTUAL PROPERTY. Schedule 1.3 lists all Intellectual Property of the Seller that Seller directly or indirectly owns, licenses, uses, requires for use, or controls in whole or in part and all licenses and other agreements allowing Seller to use the intellectual property of third parties. Seller does not own, directly or indirectly, or use any patents, copyrights, trademarks, or service marks in the Business. None of the Seller's Intellectual Property infringes on any other person's intellectual property, and, to the Best Knowledge of the Seller or Morad, no activity of any other person infringes on any of the Intellectual Property. The Seller has been and is now conducting its business in a manner that has not been and is not now in violation of any other person's intellectual property, or proprietary rights, and the sale and transfer of the Business and the Purchased Assets and the use of the Purchased Assets by Buyer will not violate any other person's intellectual property or proprietary rights. Except with respect to the 3/5 Digit Selective Sort Software relating to the Bell & Howell Equipment Sale Agreement, Seller does not require a license or other proprietary right with respect to the Purchased Assets.

   6.20 NO SUCCESSOR LIABILITY. Seller has had no relationship whatsoever with Adcom, Inc., a Michigan corporation, which could conceivably cause a claim to be made against Seller and/or Buyer for successor liability for the debts of Adcom, Inc., which company is currently involved in an involuntary Chapter 7 bankruptcy proceeding in the United States District Court for the Eastern District of Michigan. The complete schedule of liabilities of Adcom, Inc. as of the date hereof are set forth in attached Schedule 6.20. The companies, entities and individuals identified with an asterisk in Schedule 6.20 are related to, affiliated with or controlled by Seller and/or Morad, and will not bring a claim against Buyer directly or indirectly for successor liability or any similar type of claim.

                   7.  BUYER'S REPRESENTATIONS AND WARRANTIES

   Buyer represents and warrants to Seller that:

   7.1 ORGANIZATION AND STANDING. Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware, and Buyer has all the requisite power and authority (corporate and otherwise) to own its properties and to conduct its business as it is now being conducted.

   7.2 AUTHORIZATION. Buyer has taken all necessary corporate action (a) to duly approve the execution, delivery, and performance of this Agreement, and
(b) to consummate any related transactions. Buyer has duly executed and delivered this Agreement. This Agreement is a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms.

   7.3 DUE DILIGENCE. With respect to the Equipment, Buyer's due diligence review of Seller did not reveal any condition adversely affecting the Equipment.

                              8.  INDEMNIFICATION

   8.1 INDEMNITY. Seller and Morad, jointly and severally, shall indemnify, and hold harmless Buyer and its directors, officers, shareholders, employees, agents, representatives, successors, and assigns (the "Indemnitees") from and against (and pay as and when incurred) any and all costs, losses, claims, liabilities, fines, expenses, penalties, and damages (including attorneys' fees) in connection with or resulting from:

   8.2 All debts, liabilities, and obligations of Seller, with respect to the Purchased Assets, whether accrued, absolute, contingent, known, unknown, or otherwise.

   8.3 Any misrepresentation or breach of any representation or warranty or agreement of Seller and/or Morad contained in this Agreement or any Schedule, exhibit or certificate hereto, including the Consulting Agreement.

   8.4 Any failure by either Seller or Morad to perform or observe in full, or to have performed or observed in full, any covenant, agreement, or condition to be performed or observed by the Seller under this Agreement.

   8.5 With respect to the defense of any third party action, lawsuit, proceeding, investigation, or other claim (a "Proceeding"), against or involving an Indemnitee in which the person bringing the Proceeding seeks only the recovery of a sum of money for which indemnification is provided hereunder, at its option, Seller and/or Morad may appoint lead counsel for such defense; provided that in assuming control of such defense, Seller and Morad are thereby agreeing to be fully responsible (with no reservation of any rights other than the right to be subrogated to the rights of the Indemnitee) for all costs, losses, liabilities, etc., relating to such Proceeding and unconditionally guaranteeing the payment and performance of any liability or obligation which may arise with respect to such Proceeding or the facts giving rise to such claim for Indemnification.

   8.6 The Indemnitee is entitled to participate in the defense of any Proceeding, subject to Seller and/or Morad's right to control the conduct of the defense and settlement of the related claim (subject to Section 8.8 below), and to employ counsel of its choice for such purpose at its own expense (provided, however, that if the Indemnitee gives Seller and/or Morad notice of the commencement of the Proceeding in question and Seller and/or Morad do not assume the defense within ten days after notification, then Seller and/or Morad will bear the reasonable fees and expenses of such separate counsel incurred prior to the date upon which Seller and/or Morad effectively assume control of such defense.

   8.7 Notwithstanding the above, Seller and/or Morad will not be entitled to assume control of the defense of a Proceeding, and will pay the reasonable fees and expenses of legal counsel retained by Indemnitee, if there exists an actual or potential conflict of interest which, under applicable principles of legal ethics, could prohibit a single, legal counsel from representing both Seller and/or Morad and the Indemnitee in such Proceeding.

   8.8 Seller and/or Morad must obtain the prior written consent of the Indemnitee (which the Indemnitee will not unreasonably withhold) prior to (A) entering into any settlement of any claim or Proceeding which would require Seller and/or Morad to pay any amount or take or refrain from taking any other action, or (B) ceasing to defend such claim or Proceeding.

   8.9 By the execution of this Agreement, Morad acknowledges that (i) he is directly indemnifying Indemnitee as provided above, or (ii) if his indemnification is interpreted under Michigan laws as a guarantee of the obligations of Seller, it is a complete and unconditional guaranty of the obligations of Seller hereunder; and (iii) Indemnitee's claims for indemnification may be set off against any and all amounts due and owing to Morad under that certain Consulting Agreement of even date herewith. Nothing hereunder shall prevent Morad from seeking contribution from Seller for any indemnification paid by Morad to Indemnitee.

                                  9.  EXPENSES

   9.1 EXPENSES. Each of the parties shall pay all of the costs that it or he incurs incident to the preparation, execution, and delivery of this Agreement and the performance of any related obligations, whether or not the transactions contemplated by this Agreement shall be consummated.

                         10.  MISCELLANEOUS PROVISIONS

   10.1 REPRESENTATIONS AND WARRANTIES. All representations, warranties, and agreements (including indemnification) made by the parties pursuant to this Agreement shall survive the consummation of the transactions contemplated by this Agreement and shall be binding notwithstanding any due diligence investigation by Buyer.

   10.2 NOTICES. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed given (a) when personally delivered or sent by facsimile transmission to the party to be given the notice or other communication or (b) on the business day following the day such notice or other communication is sent by overnight courier to the following:

     if to Seller or Morad:  John J. Morad, Sr.
                             30600 Telegraph Road
                             Suite 3250
                             Bingham Farms, Michigan  48025
                             FAX: (810) 644-0019

     if to Buyer:            Lason Systems, Inc.
                             28400 Schoolcraft Road
                             Livonia, Michigan  48150
                             FAX: (313) 525-4619
                             Attention: Allen J. Nesbitt

  or to such other address or facsimile number that the parties may designate in writing.

   10.3 ASSIGNMENT. Neither the Seller nor Buyer shall assign this Agreement, or any interest in it, without the prior written consent of the other, except that Buyer may assign any or all of its rights under this Agreement to any subsidiary without Seller's consent.

   10.4 PARTIES IN INTEREST. This Agreement shall inure to the benefit of, and shall be binding on, the named parties and their respective successors and permitted assigns, but not any other person.

   10.5 CHOICE OF LAW. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Michigan.

   10.6 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each counterpart were on the same instrument.

   10.7 ENTIRE AGREEMENT. This Agreement and all related documents, schedules, exhibits, or certificates represent the entire understanding and agreement between the parties with respect to the subject matter and supersede all prior agreements or negotiations between the parties. This Agreement may be amended, supplemented, or changed only by an agreement in writing that makes specific reference to this Agreement or the agreement delivered pursuant to it and that is signed by the party against whom enforcement of any such amendment, supplement, or modification is sought.

   10.8 ARBITRATION. Any dispute between the parties regarding any provision in this Agreement shall be resolved by binding arbitration before the American Arbitration Association in Southfield, Michigan according to its then applicable commercial arbitration rules. Judgment upon the award of the arbitrators may be entered by any court of competent jurisdiction. All of the costs of the arbitration shall be borne by the losing party.




                        (signatures begin on next page)

        The parties have executed this Agreement on the date set forth on the first page of this Agreement.


SELLER:                                                     BUYER:

LINKSTER LEASING, a Michigan co-              LASON SYSTEMS, INC., a Delaware
partnership                                   corporation


By:      John J. Morad, Sr.                   By:      Allen J. Nesbitt
   ----------------------------------            -------------------------------
         John J. Morad, Sr.                            Allen J. Nesbitt

Its:     Partner                              Its:     President
    ---------------------------------             ------------------------------



By:      John J. Mastin                       MORAD:
   ----------------------------------
         John J. Mastin

Its:     Partner                              JOHN J. MORAD, SR.
    ---------------------------------         ----------------------------------
                                              JOHN J. MORAD, SR., Individually

By:      J. Robert Langan
   ----------------------------------
         J. Robert Langan

Its:     Partner
    ---------------------------------


By:      Robert Young
   ----------------------------------
         Robert Young

Its:     Partner
    --------------------------------